Exhibit 99.(a)(5)(x)

From: Uematsu, K. (Kenji) (KPNCC M&A Management)
Sent: Tuesday, April 07, 2009 4:29:03 PM
To: Costermans, H.J. (Huib) (W&O Financiën Manager); Dijk, van. J.A. (Johannes) (W&O Financiën BC Carrier Services); Schot, van der, P.J. (Paul) (W&O CS DIR Veranderingsmanagement)
Cc Hageman, W.T.J. (Eric) (M INT Challenge group) Braat, D. (Daniel) (KPNCC M&A Management); Rodenburg, J.J. (Jan) (KPNCC M&A Management)
Subject:  Celtic:   Draft for Review

Attachments: 090407 Celtic RvB Performance considerations v15.ppt. 090407 Celtic RvB M&A considerations v10.ppt

Dear Huib, Johannes, and Paul,

Please find attached Parts 1 and 2 of the Celtic presentation for your review.

Huib and Johannes, we should discuss the "business case" and valuation assumptions tomorrow. We can discuss after your discussion with Eelco/Joost.

Thanks.

Kind regards,

Kenji

Kenji Uematsu
KPN Royal Dutch Telecom
Mergers & Acquisitions
Maanplein 55
2516 CK The Hague
The Netherlands
Tel: +31 (0)70 3434 868
Mob: +31 (0)6 4501 2902
Fax: +31 (0)70 446 0593
Email: kenji.uematsu@kpn.com

JX085

Highly Confidential	KPN00082405

Q1 2008 Highly Confidential WORK IN PROGRESS Project Celtic Performance considerations The Hague, 9 April 2009 kpn Strictly private & confidential 1 KPN00082406

Mergers &Acquisitions WORK IN PROGRESS kpn Introduction • In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were: - Buy remaining stake ("public-to-private" transaction) - Sell current KPN stake - Maintain "status quo" (maintain structure and improve operations) • Board of Management (October 2008) mandated: - investigate possible replacement of Celtic management without pursuing the process of acquiring the remaining stake - get business "back on track" • In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential • Objective is to determine if we should "hold on" to the business Q1 2008 Highly Confidential  2 KPN00082407

WORK IN PROGRESS Developments since October 2008 Mergers & Acquisitions kpn Management Management from October 2008 still in place CFO replacement not pursued COO appointment status: final steps in progress  Financial FY 2008 operational and financial performance was mixed(1) - Year-over-year traffic volume decreased slightly by - 1.3% - Year-over-year revenue decreased by - 5% - Year-over-year EBITDA decreased by -19% In December 2008, an impairment was made on Celtic - KPN recognized an Impairment charge $89 mn (approx. € 67 mn), which represents the 56% KPN share or the total impairment charge of $159 mn - Additional Q1 09 impairment estimated to be $14 mn (56% share of $25 mn)   Share Price Since October 2008, the share price of Celtic has lost more" than half its value -- Share price of $0.83 as of 2 Apr 2009 (total equity value ct $59 mn) - Analyst target price development (Jefferies)" • $4. DO April 2008 • $2.00 October 2008 • $1.25 February 2009 Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company   1. Based on Jefferies & Company research report dated 1.7 J.. 27 January 2008 Q1 2008 3 Highly Confidential KPN00082408

Strategic rationale WORK IN PROGRESS Mergers & Acquisitions kpn Q1 2008 Highly Confidential  Acquisition rationale to SvB(1)  Current situation  Greater Scale Creation of Tier 1 wholesale player with The ambition to become a top Three carrier Greater scale achieved  Complementary Footprints Complementary sales forces and network footprints to generate new sales Achieved, but sales down (14.5% decline YoY for Q408)  Cost synergies Cost synergies via scale and operational efficiencies Expected synergies are being realized with some delay  Cross-selling Knowledge and client base sharing to gain access to new markets Teams have been integrated, cross-selling in progress  Strong financial profile Growth strategy via solid balance sheet and cash flow With trading traffic declining, financial profile potentially at risk  Other Carrier business dependent on scale and efficiency, acquire/partner or "get out" Scale achieved, efficiency improvements still underway  Based on Supervisory Board presentation dated 14 June 2006 (“Project Volcano”)  4 KPN00082409

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Market developments


Total market traffic

Source: TeleGeography


RAISE YOUR VOICE
iBasis Among the Largest Carriers

Source: iBasis Investor Presentation (www.iBasis.com)


iBasis Traffic
On Track
Off Track

Source: iBasis Business update Board Meeting February 5, 2008

- International wholesale traffic is still growing, even in 2008 (approx. 10% in 2008)
- Celtic still one of the largest international wholesale carriers
- Celtic traffic stabilized in 2008 compared to 2007 at 24 billion minutes, therefore market share decreased
- Other market developments
  - VoIP share still growing
  - TDM share decreases, but overall still growing and substantial part of the overall business
  - Deregulation and increased competition has caused prices for long distance telephone service to steadily decline
  - Gross margins under pressure caused by (regional) operators

5

Q1 2008

5

Highly Confidential

KPN00082410

WORK IN PROGRESS Mergers & Acquisitions kpn Base case financials(1) 2010 and 2011 financials to be discussed with W&O Finance  2009E figures based on Celtic management projections Beginning in 2010, assumes: - 2.1% compounded annual price decline - 3.8% compounded annual growth in minutes - 0.4% higher gross margin during forecast period - No opex savings Q1 2008 Highly Confidential 1. Source: Years 2004 PF =- 2006 PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF Jefferies & Co. report dated 27 Jan 2009, 2008A 10-K 2008 iBasis and 2009E - 2015E own estimations 2. Excludes goodwill impairment of $214.6 mn Q1 2008 6 Highly Confidential KPN00082411

Mergers & Acquisitions WORK IN PROGRESS kpn Performance improvement potential  Considerations  Base case valuation  FY 2009 management plan as starting point • From 2010, 2.1 % compounded annual price decline, 3.8% CAGR in minutes, 0.4% higher gross margin during forecast period. No opex savings  Additional price decline • Additional price erosion of 1% per year, resulting in 3.0% compounded annual price decline (vs. 2.1% in base case)  Additional growth in minutes • Additional growth in traffic minutes of 1% per year, resultng in 4.7% CAGR in traffic (vs. 3.8% in base case)  Gross margin improvement • Additional gross margin improvement resulting in 1.4% higher gross margin during forecast period (vs. 0.4% higher in base case)  Opex savings Assumes € 2 million of opex savings (vs. € 0 in base case) Q1 2008 Highly Confidential 7 KPN00082412

Mergers & Acquisitions WORK IN PROGRESS kpn Performance improvement potential (cont'd) NPV in $ mn Potential downside/upside  Min. Value creation Max. Value creation  A B1 B2 B3 B4  Base case 1% Additional price decline 1% Additional traffic growth 1% Additional gross margin improvement $2 mn Opex savings Potential valuation range Current equity value (1) Performance improvement potential 1. Equity value based on closing share price of $0.83 on 2 Apr 2009 and 71.2 mn shares outstanding. Q1 2008 Highly Confidential 8 KPN00082413

Mergers & Acquisitions WORK IN PROGRESS kpn  Conclusion and next steps • Preliminary value creation potential suggests that we should "hold on" to business • Our beliefs - Carrier business is non-core, however, we would like to remain active in the business for the coming years - We think the market is currently undervaluing Celtic - We believe performance can be improved and therefore value creation can be realized _. The likelihood of improving performance will increase with full ownership  To be validated with Eelco/Joost  • Next steps - Validate value creation potential - Identify actions required to implement performance improvement - Assess ownership structure going forward (see second presentation)  Q1 2008 Highly Confidential 9 KPN00082414

Mergers & Acquisitions [kpn logo] Appendix 10

Q12008	10

Highly Confidential	KPN00082415

WORK IN PROGRESS Operational and financial performance Mergers & Acquisitions kpn  Traffic overview  Relative Growth - Total Trading Minutes 12 month average Monthly  Revenues ($ mn) Reported results Business Plan Equity research  Share price overview (3)  EBITDA ($ mn) Reported results (1) Business plan (2) Equity research  1. Business Plan Celtic 2008 2. Jefferies and Company 3. NASDAQ index released to Celtic share price of $5.49 on 1 January 2006  Q1 2008 Highly Confidential 11 KPN00082416

Mergers & Acquisitions WORK IN PROGRESS kpn Public valuation development of (non-) KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued  Exchng. rate Share price # Shares Market cap KPN share Value KPN Value non-KPN  Acquisition Value  0.7096 $7.82 €5.55 74.8 $585.3 €415.3 51% $298.5 €211.8 $286.8 €203.5  October 2008 Value 0.7957 $1.56 €1.24 71.2 $111.1 €88.4 56% $62.6 €49.8 $48.5 €38.6  Current value 0.7561 $0.83 €0.63 71.2 $59.1 €44.7 56% $33.3 €25.2 $25.8 €19.5  Value of remaining stake is now $25.8 mn (€19.5 mn) Last Jefferies target price of $1.25 per share (Feb. 2009) represents -50% premium to share price as of 2 April 2009  Value ranges of non-KPN stake ($ and € mn) Premium to current share price 0% 25% 50% 75% 100% Price per share value of non-KPN share ($ and € in mn)  Share price as of 2 April 2009 Last Jefferies target price (Feb ’09, $1.25 per share)  1. Closing date was 1 October 2008 acquisition value assumed to be post-dividend market capitalization  Q1 2008 12 Highly Confidential KPN00082417

Financial comparison WORK IN PROGRESS Mergers: & Acquisitions kpn Q1 2008 Highly Confidential $ mn Revenue 994 1141 1299 1391 1324 1317 1257 1336 1276 1355 1289 1391 1316 1373 1304 1391  1414 1328 1440  2004A 2005A 2006A 2007A 2008A 2009A 2010E 2011E 2012E 2013E 2014E 2015E  Base Case (1) Jefferies and Co. (2)  $ mn Gross margin  121 103 133 142 136 130 133 128 137 130 138 135 141 142 142 144 143 147  2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E  Base case (1) Jefferies and Co. (2)  1. Actual figures for 2004 - 2007 are based on pro forma figures.  2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 8 Dec 2006, 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2. Jefferies & Co. report dated 27 January 2009 13 KPN00082418

WORK IN PROGRESS Mergers & Acquisitions kpn  Financial comparison (cont'd)  $mn EBITDA  63 39 61 52 42 40 38 36 41 36 41 40 42 46 42 48 43 49  2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E  Base case (1) Jefferies and Co. (2)  $ mn Cash flow (3) 56 31 46 N.A. 26 25 23 21 23 20 20 23 18 28 16 30 14 32 N.A.  2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E  Q1 2008 Highly Confidential  1. Actual figures for 2004 - 2007 are based on pro forma figures.  2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006, 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2. Jefferies & Co. report dated 27 January 2009 3. Defined as EBITDA capex 14 KPN00082419

Q1 2008 Highly Confidential Mergers & Acquisitions WORK IN PROGRESS kpn Financial comparison (cont'd) Gross margin  16% 14% 12% 10% 8%  12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 9.8% 10.8% 9.6% 10.8% 9.0% 10.8% 9.8% 10.8% 10.2% 10.8% 10.2% 10.2%  2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E  Base case (1) Jefferies and Co. (2)  EBITDA margin  10% 8% 5% 4% 2% 0%  6.4% 3.4% 4.7% 3.8% 3.2% 3.0% 3.0% 2.7% 3.2% 2.7% 3.2% 2.9% 3.2% 3.3% 3.2% 3.4% 3.2% 3.4%  2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E  1. Actual figures for 2004 - 2007 are based on pro forma figures.  2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006, 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2. Jefferies & Co. report dated 27 January 2009  15 KPN00082420

Jefferies and Co. forecast(1) WORK IN PROGRESS Mergers & Acquisitions kpn  Q1 2008 Highly Confidential   16 KPN00082421

Mergers & Acquisitions WORK IN PROGRESS  2010 and 2011 financials and valuation to be discussed with W&O finance  Base case financials(1)  1. Source: Years 2004PF-2006PF Volcano Superisory Board presentation dated 6 Dec 1006 2007 PF Jefferies & Co. report dated 27 Jan 2009, 2008A 10-K 2008 iBasis and 2009E-2015E own estimations 2. Excludes goodwill impairment of ____ mn   17 Q1 2008 Highly Confidential  KPN00082422

Q1 2008 Highly Confidential WORK IN PROGRESS Project Celtic M&A considerations The Hague, 9 April 2009 kpn Strictly private & confidential KPN00082423

Mergers & Acquisitions WORK IN PROGRESS kpn  Introduction • If we believe in value creation potential, what is the best ownership structure going forward? • KPN has three options going forward - "Buy" remaining 44% stake - "Keep” 56% KPN stake - “Sell" 56% KPN stake • To validate the best way forward, we assess financial, legal and governance aspects • Objective is to reach a preliminary conclusion on ownership going forward and agree on next steps  Q1 2008 Highly Confidential  2 KPN00082424

Mergers & Acquisitions WORK IN PROGRESS kpn  Overview of considerations  Buy Keep Sell  Pros  Full ownership and delisting Strategic flexibility Different governance structure Full upside potential available Realization of upside potential more likely  No investment needed (for remaining stake) Only 56% of upside  No management focus requirement for Celtic  Cons  Additional investment needed Time and effort for delisting process Relatively high deal costs  Can we improve business performance without 100% ownership? Continued focus of management team Damage to reputation (i.e., “reverse course" on strategic rationale) Loss of consolidated financial figures (Celtic revenues represented 6.3% of total FY 2008 revenues) Potential book loss No upside  Q1 2008  3 Highly Confidential  KPN00082425

Mergers & Acquisitions WORK IN PROGRESS kpn  Financial aspects Valuation  EV/EBITDA multiples  Enterprise value Clarification 2008A 2009E (3)  Current trading $32 mn Share price of $0.83 per share (1) 0.8x 0.8x  Jefferies target price $64 mn Target price of $1.25 per share 1.5x 1.6x  Colt Telecom EV/EBITDA 09E $98 mn Implied share price of $1.84 per share 2.3x 2.5x  WE Telco operators (2) EV/EBITDA 09E $186 mn Implied share price of $2.87 per share 4.4x 4.7x  1. As of 2 Apr 2009 2. Sample consisting of BT, Deutsche Telekom, KPN, France Telecon Italie, and Telefonica 3. Based on Celtic management projection  Q1 2008 4 Highly Confidential  KPN00082426

Mergers & Acquisitions WORK IN PROGRESS - kpn Financial aspects (cont'd) Value creation potential in Buy scenario NPV in $ mn Investment needed to acquire 44% non-KPN stake  Illustrative Min. Upside Max. Upside Note: theoretically KPN already owns 56% of the upside  Potential value range Non-KPN equity share (44%) Premium Deal costs Investment needed to acquire 44% KPN equity share (56%) Upside  1. Equity value based on closing share price of $0.83 on 2 Apr 2008 and 71.2 mn shares outstanding. 5 Q1 2008  Highly Confidential  KPN00082427

Mergers & Acquisitions WORK IN PROGRESS kpn Redacted for Privilege  Q1 2008 Highly Confidential 6 KPN00082428

Mergers & Acquisitions WORK IN PROGRESS kpn Redacted for Privilege  Q1 2008 Highly Confidential 7 KPN00082429

Mergers & Acquisitions WORK IN PROGRESS kpn  Conclusion and next steps • Considering current market valuation of Celtic and potential for value creation we propose to further investigate - the "Buy" scenario - the "keep" scenario (share buyback, position of non-exec KPN Board members going forward, etc.)  Redacted for Privilege  Q1 2008 Highly Confidential 8 KPN00082430